EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Daniel Vinson, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BBCMS Mortgage Trust 2022-C15 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, KeyBank National Association, as Primary Servicer for the 1100 & 820 First Street NE Mortgage Loan, LNR Partners, LLC, as Special Servicer for the 1100 & 820 First Street NE Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 1100 & 820 First Street NE Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 1100 & 820 First Street NE Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 1100 & 820 First Street NE Mortgage Loan, KeyBank National Association, as Primary Servicer for the AMF Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the AMF Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the AMF Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the AMF Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the AMF Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for The Summit Mortgage Loan, KeyBank National Association, as Special Servicer for The Summit Mortgage Loan, Wilmington Trust, National Association, as Trustee for The Summit Mortgage Loan, Computershare Trust Company, National Association, as Custodian for The Summit Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for The Summit Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Moonwater Office Portfolio Mortgage Loan, KeyBank National Association, as Special Servicer for the Moonwater Office Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Moonwater Office Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Moonwater Office Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Moonwater Office Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Bedrock Portfolio Mortgage Loan, KeyBank National Association, as Special Servicer for the Bedrock Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Bedrock Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Bedrock Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Bedrock Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the 26 Broadway Mortgage Loan, KeyBank National Association, as Special Servicer for the 26 Broadway Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 26 Broadway Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 26 Broadway Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 26 Broadway Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 1888 Century Park East Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 1888 Century Park East Mortgage Loan prior to May 2, 2023, K-Star Asset Management LLC, as Special Servicer for the 1888 Century Park East Mortgage Loan on and after May 2, 2023, Wilmington Trust, National Association, as Trustee for the 1888 Century Park East Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 1888 Century Park East Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 1888 Century Park East Mortgage Loan, KeyBank National Association, as Primary Servicer for the IPCC National Storage Portfolio XVI Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the IPCC National Storage Portfolio XVI Mortgage Loan, Wilmington Trust, National Association, as Trustee for the IPCC National Storage Portfolio XVI Mortgage Loan,, Computershare Trust Company, National Association, as Custodian for the IPCC National Storage Portfolio XVI Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the IPCC National Storage Portfolio XVI Mortgage Loan, KeyBank National Association, as Primary Servicer for the NYC MFRT Portfolio Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the NYC MFRT Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the NYC MFRT Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the NYC MFRT Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the NYC MFRT Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the Coleman Highline Phase IV Mortgage Loan, KeyBank National Association, as Special Servicer for the Coleman Highline Phase IV Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Coleman Highline Phase IV Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Coleman Highline Phase IV Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer of the Visions Hotel Portfolio III Mortgage Loan, LNR Partners, LLC, as Special Servicer of the Visions Hotel Portfolio III Mortgage Loan, Wilmington Trust, National Association, as Trustee of the Visions Hotel Portfolio III Mortgage Loan, Computershare Trust Company, National Association, as Custodian of the Visions Hotel Portfolio III Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor of the Visions Hotel Portfolio III Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer of the Meadowood Mall Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer of the Meadowood Mall Mortgage Loan, Computershare Trust Company, National Association, as Trustee of the Meadowood Mall Mortgage Loan, Computershare Trust Company, National Association, as Custodian of the Meadowood Mall Mortgage Loan, and Park Bridge Lender Services LLC, as Operating Advisor of the Meadowood Mall Mortgage Loan.

Dated: March 21, 2024

/s/ Daniel Vinson

Daniel Vinson

Chief Executive Officer

(senior officer in charge of securitization of the depositor)